June 21, 2022

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403

Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue

New York, NY 10018

Re:    Commodity Trading Adviser Exemption

Ladies and Gentlemen:

Reference is made to the investment advisory agreements (each an “Agreement”) by and between Legg Mason Partners Fund Advisor, LLC (the “Manager”) and Franklin Advisers, Inc. (the “Subadviser”) with respect to the registered investment companies identified on Schedule A (each, a “Fund”).

In order to facilitate the Subadviser’s ability to rely on one or more exemptions or exclusions applicable to commodity trading advisors, the Manager, on behalf of itself and each Fund, confirms its understanding that it has been treated as, and hereby consents to continue to be treated as an “exempt account” under Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”). Each of the Funds and the Manager is a “qualified eligible person” (“QEP”) as set forth in section (a) of CFTC Rule 4.7. The Manager will promptly notify the Subadviser if it or a Fund ceases to be a QEP.

In addition, the following notice shall be deemed to be added immediately above the signature line in each such Agreement:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS INVESTMENT ADVISORY AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS INVESTMENT ADVISORY AGREEMENT.

This letter agreement shall not change any term or condition of any Agreement, and each Agreement shall continue in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their officers thereunto duly authorized.

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:	/s/ Jane E. Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer

FRANKLIN ADVISERS, INC.

By:	/s/ Patrick O’Connor
Name:	Patrick O’Connor
Title:	Senior Vice President

SCHEDULE A

LIST OF FUNDS

Fund	Date of Investment Advisory Agreement
Legg Mason International Low Volatility High Dividend ETF	August 7, 2021
Legg Mason Low Volatility High Dividend ETF	August 7, 2021